Exhibit 10.10.5

DECRANE AIRCRAFT HOLDINGS, INC.

SECOND AMENDMENT

TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of March 19, 2002 and entered into by and among DeCrane Aircraft Holdings, Inc., a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”), Credit Suisse First Boston (as successor to DLJ Capital Funding, Inc.), as syndication agent for Lenders (“Syndication Agent”), and Bank One, NA, as administrative agent for Lenders (“Administrative Agent”), and is made with reference to that certain Third Amended and Restated Credit Agreement, dated as of May 11, 2000, as amended by a First Amendment to Third Amended and Restated Credit Agreement (the “First Amendment”), dated as of June 30, 2000, and as further amended by an Increased Commitments Agreement to Third Amended and Restated Credit Agreement (“Increased Commitments Agreement”), dated as of April 27, 2001 (the “Credit Agreement”), by and among Company, the lenders listed on the signature pages thereof, Syndication Agent and Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to (i) consolidate the Working Capital Loans and Acquisition Loans into one tranche of Revolving Loans, (ii) increase the interest rate margins applicable to the Loans, (iii) modify the financial covenants in certain respects and (iv) make certain other amendments as set forth below:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.              AMENDMENTS TO THE CREDIT AGREEMENT

1.1          Amendments to Section 1:  Definitions

A.    Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Acquired Business” has the meaning set forth in subsection 7.6C.

“Acquired Business EBITDA” has the meaning set forth in subsection 7.6C.

“Revolving Lender” means a Lender having a Revolving Loan Commitment.  Each Acquisition Lender and Working Capital Lender shall be deemed to be a Revolving Lender as of the Second Amendment Closing Date.

“Revolving Loan Commitment” means the commitment of a Revolving Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii), and “Revolving Loan Commitments” means such commitments of all Revolving Lenders in the aggregate.  Each Lender’s Acquisition Loan Commitment and each Lender’s Working Capital Loan Commitment, in the aggregate, shall be deemed to be a single Revolving Loan Commitment of such Lender as of the Second Amendment Closing Date.

“Revolving Loan Commitment Termination Date” means the Working Capital Loan Commitment Termination Date.

“Revolving Loan Exposure” means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Revolving Lender’s Revolving Loan Commitment and (ii) on and after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Revolving Lender plus (b) in the event that Revolving Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Revolving Lender (in each case net of any participations purchased by other Revolving Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Revolving Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Revolving Lenders) plus (e) the aggregate amount of all participations purchased by that Revolving Lender in any outstanding Swing Line Loans.

“Revolving Loans” means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(iii).  Acquisition Loans and Working Capital Loans shall be deemed to be Revolving Loans as of the Second Amendment Closing Date.

“Revolving Notes” means (i) the promissory notes of Company issued pursuant to subsection 2.1D and (ii) any promissory notes issued by Company in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of Exhibit XXXIII annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

“Second Amendment Closing Date” means the date of the Second Amendment to Third Amended and Restated Credit Agreement.

“Second Amendment to Third Amended and Restated Credit Agreement” means that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of March 19, 2002, as it may be amended, supplemented or otherwise modified from time to time.

“Third Amended and Restated Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of May 11, 2000, as it may be amended, supplemented or otherwise modified from time to time.

 “Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

B.    Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Consolidated Excess Cash Flow,” “Issuing Lender,” “Loan,” “Notes,” “Pro Rata Share,” and “Requisite Lenders,” and inserting the following definition in lieu thereof, which shall be inserted in proper alphabetical order:

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) mandatory and scheduled repayments of the Loans and scheduled, mandatory and optional repayments of other Consolidated Total Debt (excluding repayments of Working Capital Loans, Acquisition Loans and Revolving Loans except to the extent the Working Capital Loan Commitments, Acquisition Loan Commitments or Revolving Loan Commitments, as the case may be, are permanently reduced in connection with such repayments) in each case to the extent actually made during such period, (b) Consolidated Capital Expenditures paid in cash (without duplication, net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense paid in cash, (d) the amount of taxes based on income of Company and its Subsidiaries paid or payable in cash during such period, (e) the amount paid for Permitted Acquisitions permitted and actually made under subsection 7.7(viii) and Investments permitted and actually made under subsection 7.3(xiii) but only to extent paid in cash from Company’s or its Subsidiaries cash balances; (f) any payments with respect to Earn-Outs actually paid during such period, (g) gains on any sale, lease, conveyance, or other disposition of any asset (other than in the ordinary course of business), and (h) any distributions with respect to minority interests made during such period.

“Issuing Lender” means, First Chicago in its capacity as issuer of a Letter of Credit or, if First Chicago declines to issue such Letter of Credit in accordance with subsection 3.1B(ii), then any other Revolving Lender that at the request of Company agrees to issue a Letter of Credit pursuant to subsection 3.1B(ii).

“Loan” or “Loans” means one or more of the Tranche A Term Loans, Tranche B Term Loans, Tranche D Term Loans, Swing Line Loans or Revolving Loans or any combination thereof.

“Notes” means one or more of the Tranche A Term Notes, Tranche B Term Notes, Tranche D Term Notes, Swing Line Notes or Revolving Notes or any combination thereof.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitments or the Tranche A Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche A Term Loan Exposure of that Lender by (y) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitments or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (1) the Tranche B Term Loan Exposure of that Lender by (2) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Tranche D Term Loan Commitment or the Tranche D Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche D Term Loan Exposure of that Lender by (y) the aggregate Tranche D Term Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased or deemed purchased by any Revolving Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (v) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Tranche A Term Loan Exposure of that Lender plus the Tranche B Term Loan Exposure of that Lender plus the Tranche D Term

Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Tranche D Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

“Requisite Lenders” means on any date, Lenders having or holding more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders plus (ii) the aggregate Tranche B Term Loan Exposure of all Lenders plus (iii) the aggregate Tranche D Term Loan Exposure of all Lenders plus (iv) the aggregate Revolving Loan Exposure of all Lenders, in each case on such date.

C.    Subsection 1.1 of the Credit Agreement is hereby further amended by inserting the following at the end of the first paragraph of the definition of the term “Permitted Acquisition”:

; and provided further that the sum of the cash consideration paid for any Acquired Business and the maximum amount of any potential Earn-outs (notwithstanding the provisions of clause (ii) below) on and after the Second Amendment Closing Date shall not exceed the sum of (1) the Net Securities Proceeds of any equity Securities issued by Company that are not required to be used to prepay the Loans pursuant to subsection 2.4B and (2) an amount equal to the lower of (a) 3.5 and (b) the then applicable maximum Net Senior Debt Ratio (as set forth in subsection 7.6E) times an amount equal to the Acquired Business EBITDA calculated for the Acquired Business.

1.2          Amendments to Section 2: Amounts and Terms of Commitments and Loans

A.    The first paragraph of subsection 2.1A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

A.            Commitments.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Tranche A Term Loan Lender hereby severally agrees to make the Tranche A Term Loans described in subsection 2.1A(i), each Tranche B Term Loan Lender hereby severally agrees to make the Tranche B Term Loans described in subsection 2.1A(ii), each Revolving Lender hereby severally agrees to make the Revolving Loans described in subsection 2.1A(iii), Swing Line Lender hereby agrees to make the Swing Line Loans described in subsection 2.1A(iv) and each Tranche D Term Loan Lender hereby severally agrees to make the Tranche D Term Loans described in subsection 2.1A(vi).

B.    Subsection 2.1A(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

(iii)          Revolving Loans.  Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Second Amendment Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsections 2.5B.  The original amount of each Revolving Lender’s Revolving Loan

Commitment equals the amount of the Revolving Lender’s Working Capital Loan Commitment plus its Acquisition Loan Commitment immediately prior to the Second Amendment Closing Date and the aggregate original amount of the Revolving Loan Commitments is $50,000,000; provided that the Revolving Loan Commitments of the Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B(ii).  Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(iii) may be repaid and, at any time to but excluding the Revolving Loan Commitment Termination Date, reborrowed.

Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

On the Second Amendment Closing Date, (i) each Revolving Lender shall be deemed to have made to Company a Revolving Loan in a principal amount equal to the aggregate principal amount of the Acquisition Loans and the Working Capital Loans of such Lender outstanding immediately prior to the Second Amendment Closing Date and (ii) each such Acquisition Loan and Working Capital Loan shall be deemed to have been repaid in full (and Company shall not be obligated to make any payments under Section 2.6D with respect to such repayment).

C.    Subsection 2.1A(iv) of the Credit Agreement is hereby amended by deleting the proviso phrase in the penultimate sentence of the first paragraph, which reads “; provided that the Swing Line Loan Commitment shall expire immediately and without further action on October 31, 1998, if the Tranche B Term Loans are not made on or before that date,” and by deleting the references to ‘Working Capital Lender’ each time such phrase appears therein and substituting the phrase ‘Revolving Lender’ in lieu thereof, by deleting the references to ‘Working Capital Lender’s’ each time such phrase appears therein and substituting the phrase ‘Revolving Lender’s’ in lieu thereof, by deleting the references to ‘Working Capital Loan Commitment’ each time such phrase appears therein and substituting the phrase ‘Revolving Loan Commitment’ in lieu thereof, by deleting the references to ‘Working Capital Loan Commitments’ each time such phrase appears therein and substituting the phrase ‘Revolving Loan Commitments’ in lieu thereof, by deleting the references to ‘Working Capital Loan Commitment Termination Date’ each time such phrase appears therein and substituting the phrase ‘Revolving Loan Commitment Termination Date’ in lieu thereof, by deleting the references to ‘Working Capital Lenders’ each time such phrase appears therein and substituting the phrase ‘Revolving Lenders’ in lieu thereof, by deleting the references to ‘Working Capital Note’ each time such phrase appears therein and substituting the phrase ‘Revolving Note’ in lieu thereof, by deleting the references to ‘Working Capital Loan’ each time such phrase appears therein and substituting the phrase ‘Revolving Loan’ in lieu thereof,  and by deleting the references to ‘Working Capital Loans’ each time such phrase appears therein and substituting the phrase ‘Revolving Loans’ in lieu thereof.

D.    Subsection 2.1A of the Credit Agreement is further amended by deleting clause (v) thereof.

E.     The first paragraph of subsection 2.1B of the Credit Agreement is hereby amended by deleting references to “Working Capital Loans’ each time such phrase appears therein and substituting the phrase ‘Revolving Loans’ in lieu thereof.

F.     The first paragraph of subsection 2.1C of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

C.            Disbursement of Funds.  All Loans (other than Swing Line Loans) under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche D Term Loan Commitment and the Revolving Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder.  Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing.  Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (Chicago time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office.  Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date), 4.2 (in the case of Loans made on the Merger Date), 4.3 (in the case of Revolving Loans) and 4.4 (in the case of all Loans (other than Tranche A Term Loans made on the Merger Date)), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by 2:00 P.M. (Chicago time), by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

G.    Subsection 2.1D of the Credit Agreement is hereby amended by adding the following paragraph at the end of such subsection:

Company shall execute and deliver on and after the Second Amendment Closing Date to each Revolving Lender (or to Administrative Agent for that Lender) that has so requested, upon return to Company of the Acquisition Note and Working Capital Note of such Lender, a Revolving Note substantially in the form of Exhibit XXXIII annexed hereto to evidence that Lender’s Revolving Loans, in the principal amount of that Lender’s Revolving Loan Commitment and with other appropriate insertions.  Each Acquisition Note and each Working Capital Note of a Lender shall be deemed to be the Revolving Note of such Lender as of the Second Amendment Closing Date, and shall represent the Revolving Loan Commitment of such Lender and the obligation of Company to repay Revolving Loans to the holder of such Notes as provided herein, it being understood that on and after the Second Amendment Closing Date the Acquisition Note and the Working Capital Note of each Revolving Lender shall each evidence the one and same obligation of Company to repay the Revolving Loans of such Revolving Lender and that upon repayment in full of such Revolving Loans and the termination of the Revolving Commitment of such Revolving Lender Company shall have no obligations under the Acquisition Note and the Working Capital Note of such Lender. A Revolving

Lender may, but is not required to, exchange its Acquisition Note or its Working Capital Note for a Revolving Note at any time on or after the Second Amendment Closing Date.

H.    Subsection 2.2A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

A.            Rate of Interest.  Subject to the provisions of subsection 2.6, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate.  Each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate.  The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D.

(i)            (a)           Subject to the provisions of subsection 2.2E, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

(1)                   if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio as set forth in the most recent Margin Determination Certificate delivered pursuant to subsection 6.1(iv); or

(2)                   if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate for the Interest Period applicable to such Loan plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio as set forth in the most recent Margin Determination Certificate delivered pursuant to subsection 6.1(iv):

Consolidated Leverage Ratio	Applicable Eurodollar Rate Margin	Applicable Base Rate Margin
Greater than or equal to 5.00:1.00	3.75%	2.50%
Greater than or equal to 4.50:1.00 but less than 5.00:1.00	3.50%	2.25%
Greater than or equal to 4.00:1.00 but less than 4.50:1.00	3.25%	2.00%
Greater than or equal to 3.50:1.00 but less than 4.00:1.00	2.75%	1.50%
Greater than or equal to 3.00:1.00 but less than 3.50:1.00	2.50%	1.25%
Less than 3.00:1.00	2.00%	0.75%

provided that until the First Amendment Closing Date, the applicable margin for Tranche A Term Loans, Working Capital Loans and Acquisition Loans that are Eurodollar Rate Loans shall be 2.25% per annum and for Tranche A Term Loans, Working Capital Loans, Swing Line Loans and Acquisition Loans that are Base Rate Loans shall be 1.00% per annum; provided further that from the First Amendment Closing Date until the delivery of the first Margin Determination Certificate pursuant to subsection 6.1(iv) after the six-month anniversary of the First Amendment Closing Date, the applicable margin for Tranche A Term Loans, Working Capital Loans and Acquisition Loans that are Eurodollar Rate Loans shall be 2.75% per annum and for Tranche A Term Loans, Working Capital Loans, Swing Line Loans and Acquisition Loans that are Base Rate Loans shall be 1.50% per annum; provided further that from the Third Amended and Restated Credit Agreement Closing Date until delivery of the first Margin Determination Certificate pursuant to subsection 6.1(iv) after the six-month anniversary of the Third Amended and Restated Credit Agreement Date, the applicable margin for Tranche A Term Loans, Working Capital Loans and Acquisition Loans that are Eurodollar Rate Loans shall be the greater of (A) 3.00% per annum or (B) the Applicable Eurodollar Rate Margin as shown in the preceding table, and the applicable margin for Tranche A Term Loans, Working Capital Loans, Swing Line Loans and Acquisition Loans that are Base Rate Loans shall be the greater of (A) 1.75% per annum or (B) the Applicable Base Rate Margin as shown in the preceding table.

Changes in the applicable margin for Tranche A Term Loans and Revolving Loans resulting from a change in the Consolidated Leverage Ratio shall become effective as provided in subsection 2.3C.

If at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, such applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

(b)           Subject to the provisions of subsection 2.2E, the Tranche B Term Loans shall bear interest through maturity as follows:

(1)   if a Base Rate Loan, then (A) from the Third Amended and Restated Credit Agreement Closing Date until the Second Amendment Closing Date, at the sum of the Base Rate plus 2.25% per annum and (B) from the Second Amendment Closing Date until maturity, at the sum of the Base Rate plus 2.75% per annum; or

(2)   if a Eurodollar Rate Loan, then (A) from the Third Amended and Restated Credit Agreement Closing Date until the Second Amendment Closing Date, at the sum of the Adjusted Eurodollar Rate for the Interest Period applicable to such Loan plus 3.50% per annum and (B) from the Second Amendment Closing Date until maturity, at the sum of the Adjusted Eurodollar Rate for the Interest Period applicable for such Loan plus 4.00% per annum;

(c)           Subject to the provisions of subsection 2.2E, the Tranche D Term Loans shall bear interest through maturity as follows:

(1)   if a Base Rate Loan, then (A) from the Third Amended and Restated Credit Agreement Closing Date until the Second Amendment Closing Date, at the sum of the Base Rate plus 2.75% per annum and (B) from the Second Amendment Closing Date until maturity, at the sum of the Base Rate plus 3.25% per annum; or

(2)   if a Eurodollar Rate Loan, then (A) from the Third Amended and Restated Credit Agreement Closing Date until the Second Amendment Closing Date, at the sum of the Adjusted Eurodollar Rate for the Interest Period applicable to such Loan plus 4.00% per annum and (B) from the Second Amendment Closing Date until maturity, at the sum of the Adjusted Eurodollar Rate for the Interest Period applicable to such Loan plus 4.50% per annum.

(ii)           Subject to the provisions of subsection 2.2E, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Base Rate Margin for Revolving Loans minus the commitment fee percentage then in effect for Revolving Loans as determined pursuant to subsection 2.3A(i).

I.      Subsection 2.2B(v) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

(v)           no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond September 30, 2004, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond September 30, 2005, no Interest Period with respect to any portion of the Tranche D Term Loans shall extend beyond December 17, 2006 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

J.     Subsection 2.2B(vii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

(vii)         there shall be outstanding at any time no more than four Interest Periods with respect to the Tranche A Term Loans, four Interest Periods with respect to the Tranche B Term Loans, four Interest Periods with respect to the Tranche D Term Loans and six Interest Periods with respect to the Revolving Loans; and

K.    Subsection 2.2C of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

C.            Interest Payments.  Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

L.    Subsection 2.2E of the Credit Agreement is hereby amended by deleting references to ‘Working Capital Loans’ each time such phrase appears therein and substituting the phrase ‘Revolving Loans’ in lieu thereof.

M.   Subsection 2.3A of the Credit Agreement is further amended by deleting clause (i) and inserting the following in lieu thereof:

(i)            Revolving Commitments.  Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender’s Pro Rata Share of the Revolving Loan Commitments, commitment fees for each day during the period from and including the Second Amendment Closing Date to and excluding the Revolving Loan Commitment Termination Date (or, if earlier, the date of termination of the Revolving Loan Commitments in their entirety) on the excess on such day of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans on such day plus (ii) the Letter of Credit Usage (but not including any outstanding Swing Line Loans) on such day at a rate per annum equal to the commitment fee percentage set forth below opposite the Consolidated Leverage Ratio as set forth in the most recent Margin Determination Certificate delivered pursuant to subsection 6.1(iv), depending on utilization of the Revolving Loan Commitments (i.e., if the Total Utilization of Revolving Loan Commitments exceeds 50% of the Revolving Loan Commitments as of any date, the commitment fee percentage will be the lower of the two rates per annum set forth below opposite the relevant Consolidated Leverage Ratio):

	Revolving Loan Commitment Fee Percentage
Consolidated Leverage Ratio	Utilization Less Than or Equal to 50%	Utilization Greater Than 50%
Greater than or equal to 5.00:1.00	0.750%	0.500%
Greater than or equal to 4.00:1.00 but less than 5.00:1.00	0.625%	0.375%
Greater than or equal to 3.00:1.00 but less than 4.00:1.00	0.550%	0.300%
Less than 3.00:1.00	0.500%	0.250%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on each Quarterly Date of each year, commencing on the first such date to occur after the Second Amendment Closing Date, and on the Revolving Loan Commitment Termination Date.  Changes in the applicable commitment fee rate for Revolving Loan Commitments resulting from a change in the Consolidated Leverage Ratio shall become effective as provided in subsection 2.3C. In the event that Company fails to deliver a Margin Determination Certificate timely in accordance with the provisions of subsection 6.1(iv), from the time such Margin Determination Certificate was required to be delivered until such date as such a Margin Determination Certificate is actually delivered, the applicable commitment fee percentage shall be the maximum percentage amount set forth above per annum.

N.    Subsection 2.3A of the Credit Agreement is further amended by deleting clause (ii) and inserting the following in lieu thereof:

The commitment fees for Acquisition Loan Commitments and Working Capital Loan Commitments shall be payable by Company for all periods prior to the Second Amendment Closing Date as set forth in the Agreement as in effect immediately prior to the Second Amendment Closing Date.

O.    Subsection 2.3C of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

Subject to the last sentence of subsection 2.2A(i)(a), the last sentence of subsection 2.3A(i) and the last sentence of subsection 2.3A(ii), the Consolidated Leverage Ratio used to compute the applicable margin for Tranche A Term Loans and Revolving Loans for purposes of subsection 2.2A(i) and subsection 3.2 and the applicable commitment fee rates for the Revolving Loan Commitments for purposes of subsection 2.3A (such applicable margins and commitment fee rates being referred to in this subsection 2.3C as the “Applicable Margins”) for any day shall be the Consolidated Leverage Ratio set forth in the Margin Determination Certificate most recently delivered by Company to Administrative Agent on or prior to such day pursuant to subsection 6.1(iv).

P.    Subsection 2.4B of the Credit Agreement is hereby amended by deleting clauses (ii), (iii) and (iv) thereof in their entirety and substituting the following therefor:

 (ii)          Voluntary Reductions of Loan Commitments.  Company may, upon not less than one Business Day’s prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction shall be in an aggregate minimum amount of $1,000,000 and multiples of $100,000 in excess of that amount.  Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments, as the case may be, shall be effective on the date specified in Company’s notice and shall reduce the Revolving Loan Commitments of each Revolving Loan Lender proportionately to its Pro Rata Share.

(iii)          Mandatory Prepayments and Mandatory Reductions of Loan Commitments.  The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

(a)           Prepayments and Reductions From Net Asset Sale Proceeds.  No later than 30 calendar days following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale consummated after the consummation of the Merger (other than any

Asset Sale permitted under subsections 7.7(iv) and 7.7(x) or an Asset Sale to Company or a Subsidiary Guarantor), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; provided that if Company states in the Officers’ Certificate delivered pursuant to subsection 2.4B(iii)(e) that Company or the applicable Subsidiary intends to apply, within 365 days after the receipt of such Net Asset Sale Proceeds, all or a portion (as specified in such Officers’ Certificate) of such Net Asset Sale Proceeds to a Property Reinvestment Application Company shall not be required to prepay the Loans and/or the Revolving Loan Commitments shall not be reduced by such amount to be applied to a Property Reinvestment Application; provided further that to the extent such amount of Net Asset Sale Proceeds is not applied to a Property Reinvestment Application within such 365-day period, Company shall, on the last day of such 365-day period prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced by the aggregate amount equal to such amount of Net Asset Sale Proceeds not so applied to Property Reinvestment Application.

(b)           Prepayments and Reductions from Net Insurance/Condemnation Proceeds.  No later than the first Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries after the Merger Date of any Net Insurance/Condemnation Proceeds in excess of $250,000 with respect to any loss or taking or series of related losses or takings, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds; provided, however, that (i) no such prepayment and/or reduction shall be required to the extent under the terms of any lease or other agreement existing on the date hereof such Net Insurance/Condemnation Proceeds are required to be used to replace, rebuild or repair the asset so damaged, destroyed or taken and (ii) if Company states in the Officers’ Certificate delivered pursuant to subsection 2.4B(iii)(e) that Company or the applicable Subsidiary intends to apply, within 365 days after the receipt of such Net Insurance/Condemnation Proceeds, all or a portion (as specified in such Officers’ Certificate) of such Net Insurance/Condemnation Proceeds to a Property Reinvestment Application, Company shall not be required to prepay Loans and/or the Revolving Loan Commitments shall not be reduced by such amount to be applied to a Property Reinvestment Application; provided further that to the extent such amount of Net Insurance/Condemnation Proceeds is not applied to a Property Reinvestment Application within such 365-day period, Company shall, on the last day of such 365-day period prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced by the aggregate amount equal to such amount of such Net Insurance/Condemnation Proceeds not so applied to a Property Reinvestment Application.

(c)           Prepayments and Reductions Due to Issuance of Debt or Equity Securities.  On the date of receipt by Parent, Company or any of its Subsidiaries of the cash proceeds (any such cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including investment banking, legal, brokerage, accounting fees and expenses, being “Net Securities Proceeds”), from the issuance of equity Securities of Parent, Company or any of its Subsidiaries after the Merger Date (other than Excluded Equity Proceeds) or of debt Securities of Company or any of its Subsidiaries after the Merger Date (other than the proceeds of the issuance of Indebtedness permitted by subsection 7.1 (including without limitation the proceeds from the sale of the Senior Subordinated Notes)), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds in the case of the proceeds of debt Securities and in an aggregate amount equal to 50% of such Net Securities Proceeds in the case of the proceeds of equity Securities; provided the amount of such prepayment hereunder in respect of Net Securities Proceeds constituting the proceeds of the issuance and sale of equity Securities shall be limited to the amount necessary to reduce the amount of Indebtedness included in the calculation of the Consolidated Leverage Ratio to the amount that would result, on a pro forma basis after giving effect to such prepayment, in a Consolidated Leverage Ratio of 3.50:1.00 or less at the end of the Fiscal Quarter then most recently ended and (ii) no such prepayment in respect of Net Securities Proceeds constituting the proceeds of the issuance and sale of equity Securities shall be required to be made at such times as the Consolidated Leverage Ratio at the end of the most recent Fiscal Quarter (as evidenced by a Margin Determination Certificate delivered to Administrative Agent pursuant to subsection 6.1(iv)) is equal to or less than 3.50:1.00.

(d)           Prepayments and Reductions from Consolidated Excess Cash Flow.  In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31,1999), Company shall, no later than the fifth Business Day after the delivery of financial statements for such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow less the aggregate amount of all voluntary prepayments of Term Loans actually made in such Fiscal Year pursuant to subsection 2.4B(i); provided that (i) the amount of such prepayment hereunder in respect of Excess Cash Flow shall be limited to the amount necessary to reduce the amount of Indebtedness included in the calculation of the Consolidated Leverage Ratio to the amount that would result, on a pro forma basis after giving effect to such prepayment, in a Consolidated Leverage Ratio of 3.50:1 or less at the end of the Fiscal Quarter then most recently ended and (ii) if as of the last day of such Fiscal Year, the Consolidated Leverage Ratio (as evidenced by a Margin Determination Certificate delivered to Administrative Agent pursuant to subsection 6.1(iv)) is equal to or less than 3.50:1.00, no prepayments of any Loans and no reduction of the Revolving Loan Commitments or amount of Consolidated Excess Cash Flow need be made.

(e)           Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations.  Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d) and on the date any such prepayment and/or reduction would have been required to be made pursuant to subsections 2.4B(iii)(a) or 2.4B(iii)(b) but for the application of the provisos to such subsections, Company shall deliver to Administrative Agent an Officer’s Certificate demonstrating the calculation of the amount (the “Net Proceeds Amount”) of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, or Net Securities Proceeds (as such term is defined in subsection 2.4B(iii)(c)), or the applicable Consolidated Excess Cash Flow, as the case may be (and which, in the case of Consolidated Excess Cash Flow, may be the Officer’s Certificate delivered pursuant to subsection 6.1(iii) with respect to the financial statements for the Fiscal Year to which such excess cash flow relates if such Officer’s Certificate contains the required information).  In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer’s Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

(f)            Company shall not be required to make any prepayment of Loans otherwise required by subsections 2.4B(iii)(a), (b), (c) or (d) (and no reduction of the Revolving Loan Commitments shall take effect) unless and until the aggregate principal amount of the Loans to be prepaid and/or the Revolving Loan Commitments to be reduced is at least equal to $250,000.

(iv)          Application of Prepayments.

(a)           Application of Voluntary Prepayments by Type of Loans and Order of Maturity.  Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied to the Loans as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Term Loans to the full extent thereof and third to repay outstanding Revolving Loans to the full extent thereof.  Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) (whether the application thereof is specified by Company or not) shall be applied to prepay the Tranche A Term Loans, the Tranche B Term Loans, and the Tranche D Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans, the Tranche B Term Loans, and the Tranche D Term Loans set forth in subsection 2.4A(i), 2.4A(ii) and 2.4A(iii) in forward order of maturity.

(b)           Application of Mandatory Prepayments by Type of Loans.  Any amount (the “Applied Amount”) required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d) shall be applied first to prepay the Term Loans to the full extent thereof, and second, to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line

Loans and thereafter to prepay Revolving Loans to the full extent thereof and permanently to reduce the Revolving Loan Commitments by the amount of such prepayment.

(c)           Application of Mandatory Prepayments of Term Loans to Tranche A Term Loans, Tranche B Term Loans and Tranche D Term Loans and the Scheduled Installments of Principal Thereof.  Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans, the Tranche B Term Loans and the Tranche D Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans, the Tranche B Term Loans and the Tranche D Term Loans set forth in subsections 2.4A(i), 2.4A(ii) and 2.4A(iii) in forward order of maturity.  Notwithstanding the foregoing, in the case of any mandatory prepayment of the Tranche B Term Loans and the Tranche D Term Loans, Company may elect to offer the Tranche B Term Loan Lenders and/or the Tranche D Term Loan Lenders the option to waive the right to receive the amount of such mandatory prepayment of the Tranche B Term Loans or the Tranche D Term Loans, as applicable.  If any Tranche B Term Loan Lender or Lenders or any Tranche D Term Loan Lender or Lenders, as applicable, elect to waive the right to receive the amount of such mandatory prepayment, 50% of the amount that otherwise would have been applied to mandatorily prepay the Tranche B Term Loans or the Tranche D Term Loans, as applicable, of such Lender or Lenders shall be applied instead to the further prepayment of the Tranche A Term Loans (and any such prepayment shall reduce scheduled installments of principal of the Tranche A Term Loans set forth in subsection 2.4A(i) in forward order of maturity), to the extent any are then outstanding and the remaining amount shall be retained by Company.

(d)           Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans.  Considering Tranche A Term Loans, Tranche B Term Loans, Tranche D Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied as specified by Company to Administrative Agent on or prior to the date of the relevant prepayment or, absent such specification, first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

Q.    Subsection 2.5 of the Credit Agreement is hereby amended by deleting subsections 2.5B and 2.5C in their entirety and substituting the following in lieu of subsection 2.5B:

B.            Revolving Loans; Swing Line Loans.  The proceeds of the Revolving Loans and any Swing Line Loans may be applied by Company for working capital and general and other corporate purposes, including the making of advances to DAH as described below.  The proceeds of the Revolving Loans may also be applied by Company to finance directly or indirectly the costs of Permitted Acquisitions.

1.3          Amendments to Section 3:  Letters of Credit

A.    Subsection 3.1A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

A.            Letters of Credit.  In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that Issuing Lender issue Letters of Credit for the account of Company or any of its Subsidiaries (provided that Company shall be deemed to be the account party hereunder and shall be fully liable under this Section 3 with respect to all Letters of Credit issued for the account of its Subsidiaries) for the purposes specified in the definitions of Standby Letters of Credit and Trade Letters of Credit.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Issuing Lender shall, subject to subsection 3.1B(ii), issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that Issuing Lender issue (and Issuing Lender shall not issue):

(i)            any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

(ii)           any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000;

(iii)          any Standby Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date that is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Company from requesting and any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period (such Issuing Lender hereby agreeing that it shall only elect not to extend such Standby Letter of Credit if, but only if, it has knowledge that an Event of Default has occurred and is continuing); or

(iv)          any Letter of Credit denominated in a currency other than Dollars.

B.    Subsections 3.1B, 3.2, 3.3, 3.4 and 3.6 of the Credit Agreement are hereby amended by deleting the references to ‘Working Capital Lender’ each time such phrase appears therein and substituting the phrase ‘Revolving Lender’ in lieu thereof, by deleting the references to ‘Working Capital Lender’s’ each time such phrase appears therein and substituting the phrase ‘Revolving Lender’s’ in lieu thereof, by deleting the references to ‘Working Capital Lenders’ each time such phrase appears therein and substituting the phrase ‘Revolving Lenders’ in lieu thereof and by deleting the references to ‘Working Capital Loans’ each time such phrase appears therein and substituting the phrase ‘Revolving Loans’ in lieu thereof.

1.4          Amendment to Section 4:  Condition to Loans and Letters of Credit

Subsection 4.3 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

4.3  Conditions to Revolving Loans to Finance the Costs of Permitted Acquisitions.  The obligation of Revolving Lenders to make Revolving Loans on each Funding Date for the purpose of financing directly or indirectly a Permitted Acquisition is subject to the following further condition precedent that Company delivers a Permitted Acquisition Compliance Certificate and is otherwise in compliance with subsection 7.7(vi).

1.5          Amendments to Section 7:  Company’s Negative Covenants

A.    Subsection 7.3(xii) of the Credit Agreement is hereby amended by deleting the reference therein to ‘Acquistion Loan Commitments’ and substituting ‘Revolving Loan Commitments’ in lieu thereof.

B.    Subsection 7.6B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

B.            Maximum Leverage Ratio.  Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2002, occurring during any period set forth below to exceed the correlative ratio indicated:

Period	Maximum Consolidated Leverage Ratio
4th Fiscal Quarter, 2001	4.50 x
1st Fiscal Quarter, 2002	5.10 x
2nd Fiscal Quarter, 2002 through 3rd Fiscal Quarter, 2002	5.50 x
4th Fiscal Quarter, 2002	5.40 x
1st Fiscal Quarter, 2003	5.00 x
2nd Fiscal Quarter, 2003	4.75 x
3rd Fiscal Quarter, 2003	4.60 x
4th Fiscal Quarter, 2003	4.40 x
1st Fiscal Quarter, 2004 through 3rd Fiscal Quarter, 2004	3.50 x
4th Fiscal Quarter, 2004 and thereafter	3.00 x

C.    Subsection 7.6C of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

B.            Minimum Consolidated EBITDA.  Company shall not permit Consolidated EBITDA for the consecutive four-Fiscal-Quarter period ending on the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2002, occurring during any period set forth below to be less than the correlative amount (the “Minimum EBITDA Amount”) indicated:

Quarter Ended	Minimum EBITDA Amount
4th Fiscal Quarter, 2001	$74,783,200
1st Fiscal Quarter, 2002	74,783,000
2nd Fiscal Quarter, 2002 through 4th Fiscal Quarter, 2002	69,783,000
1st Fiscal Quarter, 2003	74,783,000
2nd Fiscal Quarter, 2003	76,283,000
3rd Fiscal Quarter, 2003	77,283,000
4th Fiscal Quarter, 2003	78,783,000
1st Fiscal Quarter, 2004 and thereafter	82,783,200

; provided that

(x)            the Minimum EBITDA Amount for the consecutive four-Fiscal-Quarter period ending at the last day of any Fiscal Quarter during any period set forth above shall be increased by an amount equal to 80% of the Acquired Business EBITDA of each Acquired Business whose Acquired Business Date falls during the period from and including the day following the Third Amended and Restated Credit Agreement Closing Date to and including the last day of such Fiscal Quarter; and

(y)           to the extent the amount of Consolidated EBITDA for the immediately preceding consecutive four-Fiscal-Quarter period exceeds the amount of EBITDA required to be maintained for such consecutive four-Fiscal-Quarter period pursuant to this subsection, an amount equal to 50% of such excess amount may be carried forward to (but only to) the then current Fiscal Quarter (any such amount to be certified to Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such consecutive four-Fiscal-Quarter period).

For purposes of this subsection 7.6C, the following terms have the following meanings:

“Acquired Business” means any business acquired (whether through the purchase of assets or shares of capital stock) by Company or any of its Subsidiaries after the Second Amended and Restated Credit Agreement Closing Date.

“Acquired Business Date” means, with respect to any Acquired Business, the date of consummation of the acquisition thereof by Company or any of its Subsidiaries.

“Acquired Business EBITDA” means, with respect to any Acquired Business, (x) the consolidated net income of such Acquired Business for the consecutive four-Fiscal-Quarter period ended on or most recently prior to its Acquired Business Date and with respect to which financial statements are available on the Acquired Business Date plus (y) to the extent deducted in determining such consolidated net income for such period, the sum of (i) consolidated interest expense, (ii) income taxes, (iii) depreciation, (iv) amortization, (v) any extraordinary or non-recurring losses, and (vi) any non-cash items minus (z) to the extent included in such consolidated net income, extraordinary gains.

D.    Subsection 7.6D of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

D.            Minimum Interest Coverage Ratio.  Company shall not permit the Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2002, occurring during any period set forth below to be less than the correlative ratio indicated:

Period	Minimum Interest Coverage Ratio
4th Fiscal Quarter, 2001 through 1st Fiscal Quarter, 2002	2.25 x
2nd Fiscal Quarter, 2002 through 3rd Fiscal Quarter, 2002	2.10 x
4th Fiscal Quarter, 2002	2.15 x
1st Fiscal Quarter, 2003 through 4th Fiscal Quarter, 2003	2.30 x
1st Fiscal Quarter, 2004 through 3rd Fiscal Quarter, 2004	2.75 x
4th Fiscal Quarter, 2004 and thereafter	3.00 x

E.     Subsection 7.6E of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

E.             Maximum Net Senior Debt Ratio.  Company shall not permit the Net Senior Debt Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2002, occurring during any period set forth below to be less than the correlative ratio indicated:

Period	Maximum Net Senior Debt Ratio
4th Fiscal Quarter, 2001	3.50 x
1st Fiscal Quarter, 2002	3.80 x
2nd Fiscal Quarter, 2002 through 3rd Fiscal Quarter, 2002	4.10 x
4th Fiscal Quarter, 2002	4.00 x
1st Fiscal Quarter, 2003	3.60 x
2nd Fiscal Quarter, 2003	3.40 x
3rd Fiscal Quarter, 2003	3.30 x
4th Fiscal Quarter, 2003	3.10 x
1st Fiscal Quarter, 2004 and thereafter	3.00 x

F.     Subsection 7.8(i) of the Credit Agreement is hereby amended by:  (i) deleting the phrase ‘plus an additional aggregate amount equal to $10,000,000 in the aggregate for all such Consolidated Capital Expenditures made after the Closing Date’; and (ii) deleting the reference to  ‘Article 7’ and inserting ‘subsection 7.7’ in lieu thereof.

1.6          Amendment to Section 8:  Events of Default

Section 8 of the Credit Agreement is hereby amended by deleting the references to ‘Working Capital Lenders’ each time such phrase appears therein and substituting the phrase ‘Revolving Lenders’ in lieu thereof.

1.7          Amendments to Section 10:  Miscellaneous

A.    Subsection 10.1 of the Credit Agreement is hereby amended by deleting the references to ‘Working Capital Lender’ each time such phrase appears therein and substituting the phrase ‘Revolving Lender’ in lieu thereof, by deleting the references to ‘Working Capital Loan Commitment’ each time such phrase appears therein and substituting the phrase ‘Revolving Loan Commitment’ in lieu thereof and by deleting the references to ‘Working Capital Loans’ each time such phrase appears therein and substituting the phrase ‘Revolving Loans’ in lieu thereof.

B.    Subsection 10.1B(i) of the Credit Agreement hereby amended by deleting references to ‘Exhibit VI’ and ‘or Exhibit VIII’ and adding ‘Exhibit XXXI, Exhibit XXXII or Exhibit XXXIII’ after the phrase ‘Exhibit VII’  in the last sentence thereof.

1.8          Addition and Modification of Exhibit and Schedule

A.    Exhibit XXXIII.  The Exhibits are hereby amended by adding the information contained in Annex A to this Amendment as Exhibit XXXIII to the Credit Agreement.

B.    Schedule 2.1.  Schedule 2.1 is hereby amended by deleting the tables evidencing Working Capital Loan Commitments and Acquisition Loan Commitments and by adding the table for Revolving Loan Commitments attached as Annex B to this Amendment.

Section 2.              CONDITIONS TO EFFECTIVENESS

The amendments referred to in Section 1 are subject to the satisfaction on or prior to March 19, 2002 of all of the following conditions precedent and the conditions set forth in Section 5E hereof (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A.    On or before the Second Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

1      Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

2      Signature and incumbency certificates of its officers executing this Amendment; and

3      Executed originals of this Amendment, executed by Company and by each Subsidiary Guarantor.

B.    Lenders shall have received originally executed copies of one or more favorable written opinions of Davis Polk & Wardwell, Spolin & Silverman and other counsel reasonably acceptable to the Agents, each counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Second Amendment Effective Date and setting forth, collectively, substantially the matters in the opinions designated in Annex C to this Amendment.

C.    Administrative Agent shall have received on behalf of each Lender that executes and delivers this Second Amendment an amendment fee equal to .15% of the aggregate of such Lender’s Tranche A Term Loan Exposure, Tranche B Term Loan Exposure, Tranche D Term Loan Exposure and Revolving Loan Exposure (after giving effect to this Second Amendment).

D.    All documents executed or submitted in connection with the transactions contemplated hereby by or on behalf of Company or any of its Subsidiaries shall be reasonably satisfactory in form and substance to Agents and their counsel; Agents and their counsel shall have received all information, approvals, opinions, documents or instruments that Agents or their counsel shall have reasonably requested.

Section 3.              COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete on and as of the Second Amendment Effective Date:

A.    Corporate Power and Authority.  Each of Company and each of its Subsidiaries has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.    Authorization of Agreements; Company Preferred Stock.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each of Company and each of its Subsidiaries.

C.    No Conflict.  The execution, delivery and performance by each of Company and each of its Subsidiaries of this Amendment, and the performance by Company of the Amendment Agreement do not and will not (i) violate any provision of (x) any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries where such violations in the aggregate have had or could reasonably be expected to have a Material Adverse Effect, (y) the Certificate or the Articles of Incorporation or Bylaws of Parent, Company or any of Company’s Subsidiaries or (z) any order, judgment or decree of any court or other agency of government binding on Company or any of Company’s Subsidiaries where such violations in the aggregate have had or could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under any Contractual Obligation of Parent, Company or any of its Subsidiaries where such conflict, breach or default in the aggregate have had or could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of Company’s Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of or consent of any Person under any Contractual Obligation of Parent, Company or any of Company’s Subsidiaries, except for such approvals or consents the failure of which to obtain has not had and could not reasonably be expected to have a Material Adverse Effect.

D.    Governmental Consents.  The execution, delivery and performance by each of Company and each of its Subsidiaries of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body other than any such registrations, consents, approvals, notices or other actions (x) that have been made, obtained or taken on or prior to the date on which such registrations, consents, approvals, notices or other actions are required to be made, obtained or taken, as the case may be, and are in full force and effect or (y) the failure of which to make, obtain or take has not had and could not reasonably be expected to have a Material Adverse Effect.

E.     Binding Obligation.  Each of this Amendment and the Amended Agreement has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

F.     Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.    Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4.              ACKNOWLEDGEMENT AND CONSENT

Each of Parent and the Subsidiary Guarantors (each a “Guarantor”) is a party to a Guaranty and each such Guarantor has guarantied the Obligations.

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Guarantor hereby confirms that the Guaranty to which it is a party or otherwise bound will continue to guaranty to the fullest extent possible the payment and performance of all “Guarantied Obligations” as such term is defined in the applicable Guaranty, including without limitation the payment and performance of all such “Guarantied Obligations” in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement.

Each Guarantor (a) acknowledges and agrees that the Guaranty to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;  (b) represents and warrants that all representations and warranties contained in the Amended Agreement and in the Guaranty to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and (c) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

Section 5.              MISCELLANEOUS

A.    Effect of Amendment.  Reference to and effect on the Credit Agreement and the other Loan Documents.

(i)            On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)           On and after the Second Amendment Effective Date, each reference in the other Loan Documents to the “Lenders,” “Commitments,” or words of like import shall mean and be a reference to the Lenders and Commitments as amended by this Agreement.

(iii)          Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iv)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agents or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.    Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C.    Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.    Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.     Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders, Syndication Agent and the Guarantors and receipt by Company and Agents of written or telephonic notification of such execution and authorization of delivery thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DECRANE AIRCRAFT HOLDINGS, INC., a Delaware corporation

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

AEROSPACE DISPLAY SYSTEMS, INC., a Delaware corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

AUDIO INTERNATIONAL, INC., an Arkansas corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

AVTECH CORPORATION, a Washington corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

BOOTH ACQUISITION, LLC, a Delaware limited liability corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

CORY COMPONENTS, INC., a California corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

DETTMERS INDUSTRIES, INC., a Delaware corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

ELSINORE AEROSPACE SERVICES, INC., a California corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

ELSINORE ENGINEERING, INC., a California corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

HOLLINGSEAD INTERNATIONAL, INC., a California corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

TRI-STAR ELECTRONICS INTERNATIONAL, INC., a California corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

PATS, INC., a Maryland corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

PATS AIRCRAFT AND ENGINEERING CORPORATION, a Maryland corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

FLIGHT REFUELING, INC., a Maryland corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

PATRICK AIRCRAFT TANK SYSTEMS, INC., a Maryland corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

PATS SUPPORT, INC., a Maryland corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

PPI HOLDINGS, INC., a Kansas corporation(for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

PRECISION PATTERN, INC., a Kansas corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

CUSTOM WOODWORK & PLASTICS, INC., a Delaware corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

INTERNATIONAL CUSTOM INTERIORS, INC., a Florida corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

PCI ACQUISITION CO., INC., a Delaware corporation (for purposes of Section 4 only) as a Subsidiary Guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Senior Vice President and Chief Financial Officer

DECRANE HOLDINGS CO., a Delaware corporation (for purposes of Section 4 only) as a guarantor

By:
	Name:	Richard J. Kaplan
	Title:	Assistant Secretary

CREDIT SUISSE FIRST BOSTON (successor to DLJ Capital Funding, Inc.), as a Lender and as Syndication Agent

By:
	Name:	Paul J. Corona
	Title:	Director

By:
Name:
Title:

BANK ONE, NA, as a Lender and as Administrative Agent

By:
Name:
Title:

, as a Lender

By:
Name:
Title:

ANNEX A

EXHIBIT XXXIII

FORM OF REVOLVING NOTE

DECRANE AIRCRAFT HOLDINGS, INC.

PROMISSORY NOTE DUE SEPTEMBER 30, 2004

$(1)

FOR VALUE RECEIVED, DECRANE AIRCRAFT HOLDINGS, INC., a Delaware corporation (“Company”), promises to pay to(2) (“Payee”) or its registered assigns, on September 30, 2004, the lesser of (x)(3) ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

(1)           Insert amount of Lender’s Revolving Loan Commitment in numbers.

(2)           Insert Lender’s name in capital letters.

(3)           Insert amount of Lender’s Revolving Loan Commitment in words.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Third Amended and Restated Credit Agreement dated as of May 11, 2000, as amended by a First Amendment to Third Amended and Restated Credit Agreement (the “First Amendment”) dated as of June 30, 2000, an Increased Commitments Agreement to Third Amended and Restated Credit Agreement (“Increased Commitments Agreement”), dated as of April 27, 2001 and a Second Amendment to Third Amended and Restated Credit Agreement (the “Second Amendment”), dated as of March     , 2002, by and among Company, the lenders listed on the signature pages thereof, Syndication Agent and Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of Company’s “Revolving Notes” (as defined in the Credit Agreement) and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in and subject to subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

DECRANE AIRCRAFT HOLDINGS, INC.

By:
Name:
Title:

TRANSACTIONS

ON

REVOLVING NOTE

Date	Type of Loan Made This Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

ANNEX B

SCHEDULE 2.1 — REVOLVING LOAN COMMITMENTS

B.  WORKING CAPITAL LOANS AND ACQUISITION LOANS*

Lender	Revolving Loan Commitment	Pro Rata Share
PB Capital Corp NY	$5,000,000	10.00%
US Bank National Association	10,882,352.93	21.76
Union Bank of California	8,823,529.42	17.65
City National Bank	5,000,000.00	10.00
Bank One NA	8,823,529.41	17.65
Highland Legacy Ltd	2,941,176.48	5.88
Banque Paribas	8,529,411.76	17.06

Total	$50,000,000.00	100.00%

*Measures total commitments (not necessarily actual outstanding amounts) as of the Second Amendment Closing Date (March    , 2002).

B-1

ANNEX C

MATTERS TO BE COVERED IN OPINION OF COUNSEL TO COMPANY

1.             Company has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware with corporate power to own its properties and assets, to enter into the Amendment and to perform its obligations under the Amendment.

2.             The execution, delivery and performance of the Amendment by Company have been duly authorized by all necessary corporate action on the part of Company, the Amendment has been duly executed and delivered by Company, and the Amendment and the Amended Credit Agreement constitute the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

3.             Company’s execution and delivery of the Amendment and the consummation of the transactions contemplated by the Amendment do not and will not (i) violate the Certificate of Incorporation or By-laws of Parent or of Company, (ii) violate, breach or result in a default under any existing obligation of Parent or of Company under any other agreement, (iii) breach or otherwise violate any existing obligation of Company under any order, judgment or decree of any New York, California or federal court or Governmental Authority binding on Company or (iv) violate any New York, California or federal statute or regulation.

5.             No governmental consents, approvals, authorizations, registrations, declarations or filings are required by Company in connection with the execution and delivery by Company of the Amendment and the performance by Company of the Amended Credit Agreement.

C-1